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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our reports on Syntroleum Corporation (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-50253, as amended.


                                          /s/ ARTHUR ANDERSEN LLP
                                          ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
June 23, 1998